SECOND AMENDMENT

to

MUTUAL FUND SERVICES AGREEMENT

Between

BRUCE FUND, INC.

and

UNIFIED FUND SERVICES, INC.

(now known as ULTIMUS ASSET SERVICES, LLC)

This Amendment revises the Mutual Fund Services Agreement, dated October 18, 2004 (the “Agreement”) between Bruce Fund, Inc. (the “Corporation”), and Unified Fund Services, Inc. (now known as Ultimus Asset Services, LLC (“Ultimus”), an Ohio limited liability company (collectively, the “Parties”).

The Parties agree to amend the Agreement to revise the services provided by Ultimus as described below:

1.	Under the heading “General Description of Fund Administration Services”, a new sub-heading is added as follows:

V. Liquidity Risk Management Program

Ultimus will provide assistance in the adoption and maintenance of a Liquidity Risk Management Program (“LRMP”) which meets the requirements of Rule 22e-4 under the 1940 Act. The services shall include the following:

Implementation Support

•	Assist in the development and implementation of the Corporation’s written LRMP
•	Assist in the preparation of the adviser’s policies and procedures for supporting the Corporation program
•	Develop timeline and documents for Board approvals

Compliance Support

•	Provide data from the Fund’s books and records
•	Assist in monitoring of the Fund’s highly liquid investment minimum and the level of illiquid investments (15% limit)
•	Assist in the preparation of Form N-LIQUID
•	Add adviser’s liquidity risk discussion to shareholder reports

2.	The Parties agree to amend the Agreement to add the following fees related to the LRMP services:

The Corporation agrees to pay Ultimus (i) a one-time implementation fee of $8,500, and (ii) $500 per event for Form N-LIQUID preparation and related Board notification

Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

The Parties have duly executed this Amendment as of November 5, 2019.

BRUCE FUND, INC.	ULTIMUS ASSET SERVICES, LLC

/s/ R. Jeffrey Bruce	/s/ David James
By: ________________________________	By: _______________________________

Name: R. Jeffrey Bruce	Name: David James

Title: Vice President	Title: Executive Vice President/Chief Legal and Risk Officer